Exhibit 23  Consent of Ernst & Young LLP

Consent Of Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below of our report dated July 21, 1999, except for Note 3, as to which the date is May 12, 2000, with respect to the consolidated financial statements of America Online, Inc. for the year ended June 30, 1999, as amended, incorporated by reference as Exhibit 99 to this Form 10-Q/A.

1)  No. 33-46607  15)  No. 333-07603  29)  No. 333-74523     43)  No. 333-79489
2)  No. 33-48447  16)  No. 333-22027  30)  No. 333-74525     44)  No. 333-79797
3)  No. 33-78066  17)  No. 333-46633  31)  No. 333-74527     45)  No. 333-82123
4)  No. 33-86392  18)  No. 333-46635  32)  No. 333-74529     46)  No. 333-83409
5)  No. 33-86394  19)  No. 333-46637  33)  No. 333-74531     47)  No. 333-85337
6)  No. 33-86396  20)  No. 333-57143  34)  No. 333-74533     48)  No. 333-85343
7)  No. 33-90174  21)  No. 333-57153  35)  No. 333-74535     49)  No. 333-85345
8)  No. 33-91050  22)  No. 333-60623  36)  No. 333-74537     50)  No. 333-94253
9)  No. 33-94000  23)  No. 333-60625  37)  No. 333-74539     51)  No. 333-94255
10) No. 33-94004  24)  No. 333-68605  38)  No. 333-74541     52)  No. 333-94259
11) No. 333-00416 25)  No. 333-68631  39)  No. 333-74543     53)  No. 333-95013
12) No. 333-02460 26)  No. 333-68599  40)  No. 333-76725
13) No. 333-07163 27)  No. 333-72499  41)  No. 333-76733
14) No. 333-07559 28)  No. 333-74521  42)  No. 333-76743


                                                       /s/ Ernst & Young LLP


McLean, Virginia
May 12, 2000

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